UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): August 24, 2007


                             SUN RIVER ENERGY, INC.
                         -------------------------------
                              (Name of Registrant)



                  Colorado                             84-1491159
         ------------------------                    --------------------
         (State of incorporation)                    (I.R.S. Employer
                                                     Identification No.)


             Suite 200 E, 10200 W. 44th Ave, Wheat Ridge, CO 80033
         -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 940-2090



Total number of pages in this document:


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))
[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.


     Sun River Energy, Inc. announces that it has entered into an Agreement and Plan of Merger whereby it has agreed to acquire, through a wholly owned merger subsidiary, 100% of the issued and outstanding stock of Federated OK Investors, Inc., an Oklahoma Corporation (Federated). Federated will own a 320 acre waterflood project focused on the Bartlesville formation for secondary recovery. The company has received an engineering evaluation of oil in place, and its own engineers are conducting a due diligence review.

     Under the Terms of Agreement, the company would acquire the subsidiary for $1,250,000 in cash and approximately 13,000,000 shares of restricted stock (subject to adjustment). The transaction is subject to arranging financing, which has not been committed to date, and the company's due diligence review. The project is ready to begin water injection after plugging some old wells on the lease. The company has engaged an engineer to review the plan of recovery and recommend changes. The company intends to use flow tracing, surfactants and polymers in an attempt to optimize the secondary recovery. If the acquisition is completed and secondary recovery successfully commences, it will provide reserves to the company. The company intends to defer any reserve determination until more data is available, and pending engineering and closing of the acquisition.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.


a)       Financial Statements - Not Applicable
b)       Pro Forma Financial Statements - Not Applicable
c)       Exhibt 10.1 Agreement and Plan of Merger


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 24, 2007                            SUN RIVER ENERGY, INC.


                                                  By: /s/ Wesley Whiting
                                                  ---------------------------
                                                  Wesley Whiting, President